UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Diageo Finance B.V.

(Exact name of Registrant as Specified in Its Charter)

The Netherlands	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Molenwerf 10-12, Amsterdam, The Netherlands (Address of Principal Executive Office)	1014 BG (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	No. 333-110804
(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

5.30% Guaranteed Notes due 2015	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
     The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated October 25, 2005 (the “Prospectus Supplement”) to a prospectus dated December 8, 2003 (the “Prospectus”), relating to the Securities to be registered hereunder included in the Registrant’s Registration Statement on Form F-3 (File No. 333-110804), declared effective by the Commission on December 8, 2003. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.
Item 1. Description of Registrant’s Securities to be Registered.
     Reference is made to the information set forth under the headings “Description of Debt Securities and Guarantees” and “Taxation” in the Prospectus and “Description of Notes” in the Prospectus Supplement, which information is incorporated herein by reference.
Item 2. Exhibits.
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:
(A)	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filing pursuant to Rule 424(b)).

(B)
1.1    Indenture, among the Registrant, Diageo plc, as Guarantor (the “Guarantor”) and Citibank, N.A., as Trustee, dated as of December 8, 2003 (the “Indenture”) (incorporated by reference to Diageo plc’s Form 6-K filed on December 9, 2003).

1.2	Form of Global Security and Guarantees relating thereto (included in Exhibit 1.1 hereof).

1.3	Officer’s Certificate of the Registrant and the Guarantor pursuant to Section 301 of the Indenture setting forth the terms of the Securities.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Diageo Finance B.V. (Registrant)
Date: October 28, 2005	By:	/s/ M.C.T.M. Gerichhausen
		Name:	M.C.T.M. Gerichhausen
		Title:	Managing Director

Date: October 28, 2005	By:	/s/ D.M.F. Leese
		Name:	D.M.F. Leese
		Title:	Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1
Indenture, among the Registrant, Diageo plc, as Guarantor (the “Guarantor”) and Citibank, N.A., as Trustee, dated as of December 8, 2003 (the “Indenture”) (incorporated by reference to Diageo plc’s Form 6-K filed on December 9, 2003).

1.2	Form of Global Security and Guarantees relating thereto (included in Exhibit 1.1 hereof).

1.3	Officer’s Certificate of the Registrant and the Guarantor pursuant to Section 301 of the Indenture setting forth the terms of the Securities.